As filed with the Securities and Exchange Commission on June 10, 2005
                                                         Registration No. 333-
--------------------------------------------------------------------------------

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           EASTGROUP PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Maryland                                      13-2711135
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                              300 One Jackson Place
                             188 East Capitol Street
                           Jackson, Mississippi 39201
          (Address of Principal Executive Offices, including Zip Code)
                             ----------------------

         EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan
                            (Full Title of the Plan)
                             ----------------------

            David H. Hoster II, Chief Executive Officer and President
                              300 One Jackson Place
                             188 East Capitol Street
                           Jackson, Mississippi 39201
                     (Name and Address of Agent for Service)

                                 (601) 354-3555
          (Telephone Number, Including Area Code, of Agent for Service)
                             ----------------------

                                    Copy to:
                             Joseph P. Kubarek, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                                12 Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                               Proposed Maximum       Proposed Maximum          Amount of
 Title of Securities         Amount To          Offering Price       Aggregate Offering       Registration
  To Be Registered         Be Registered          Per Share               Price (1)              Fee (1)
------------------------------------------------------------------------------------------------------------
  Common Stock,
  $0.0001 par value
  per share  (2)(3)           50,000               Various               $2,083,000             $245.17
------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h)(1) and 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on June 6, 2005.
(2) Includes associated rights to purchase Series C Preferred Stock pursuant to the Rights Agreement dated as of December 3, 1998.
(3) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed to register 50,000 shares of common stock, par value $0.0001 per share ("Common Stock"), of EastGroup Properties, Inc. which have been reserved for issuance under the EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to employees participating in the plan described herein as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     EastGroup Properties, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2004.

     o    Our  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
          2005.

     o Our Current Reports on Form 8-K filed with the Commission on February 14, 2005, March 30, 2005 and June 6, 2005.

     o Our Registration Statement on Form 8-B, as filed with the Commission on June 5, 1997, describing the Registrant's common stock, and all amendments and reports updating that description.

     In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     EastGroup's Articles of Incorporation, as amended ("Charter"), contain a provision authorizing EastGroup to indemnify, to the fullest extent permitted by Maryland law, its directors and officers, whether serving EastGroup or, at its request, any other entity. Additionally, the Charter provides that to the fullest extent permitted by Maryland law, no director or officer shall be liable to EastGroup or its stockholders for money damages.

     Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which EastGroup is organized, permits a corporation, subject to certain limitations, to indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses, including attorney's fees, actually incurred by the director in connection with the proceeding unless
(i) the act or omission of the director was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made.

     EastGroup has entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers, and the Board of Directors has authorized EastGroup to enter into an Indemnification Agreement with each of the future directors and officers of EastGroup. The Indemnification Statute permits a corporation to indemnify its directors and officers; however, it also authorizes other arrangements for indemnification of directors and officers, including insurance. The Indemnification Agreement is intended to provide indemnification to the maximum extent allowed by the laws of the State of Maryland.

     The Indemnification Agreement provides that EastGroup shall indemnify a director or officer who is a party to the Agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. The provisions in the Indemnification Agreement are similar to those provided in the Indemnification Statute. According to the Indemnification Agreement, however, an Indemnitee who pays any amount in settlement of a proceeding without EastGroup's written consent is not entitled to indemnification.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number      Description

        5           Opinion  of  Jaeckle  Fleischmann  &  Mugel,  LLP  as to the
                    legality  of  the   securities   being   registered   (filed
                    herewith).

        23.1        Consent of KPMG LLP (filed herewith).

        23.2        Consent of Jaeckle  Fleischmann  & Mugel,  LLP  (included in
                    Exhibit 5).

        24          Power of Attorney (included on signature page).

        99 EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan (incorporated by reference to Appendix B to the proxy material for the 2005 Annual Meeting of Stockholders).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

          Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on June 10, 2005.

                           EASTGROUP PROPERTIES, INC.


                           By: /s/N. KEITH MCKEY
                               -------------------------
                               N. Keith McKey
                               Executive Vice President, Chief Financial
                               Officer, Treasurer and Secretary


                               POWERS OF ATTORNEY

     We, the undersigned directors and officers of EastGroup Properties, Inc., a Maryland corporation, do hereby constitute and appoint David H. Hoster II and N. Keith McKey, each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any Registration Statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                          Date
/s/LELAND R. SPEED          Chairman of the Board             June 9, 2005
-----------------------
Leland R. Speed

/s/DAVID H. HOSTER II       Chief Executive Officer,          June 9, 2005
-----------------------     President and Director
David H. Hoster II

/s/N. KEITH MCKEY           Executive Vice President,         June 9, 2005
-----------------------     Chief Financial Officer,
N. Keith McKey              Treasurer and Secretary

/s/BRUCE CORKERN            Senior Vice President and         June 9, 2005
-----------------------     Chief Accounting Officer
Bruce Corkern

/s/D. PIKE ALOIAN           Director                          June 9, 2005
-----------------------
D. Pike Aloian

/s/H.C. BAILEY, JR.         Director                          June 9, 2005
-----------------------
H.C. Bailey, Jr.

/s/HAYDEN C. EAVES III      Director                          June 9, 2005
-----------------------
Hayden C. Eaves III

                            Director
-----------------------
Fredric H. Gould

/s/DAVID M. OSNOS           Director                          June 9, 2005
-----------------------
David M. Osnos

/s/MARY E. SHANAHAN         Director                          June 9, 2005
-----------------------
Mary E. Shanahan

                                  EXHIBIT INDEX

Exhibit Number      Description

       5            Opinion  of  Jaeckle  Fleischmann  &  Mugel,  LLP  as to the
                    legality  of  the   securities   being   registered   (filed
                    herewith).

       23.1         Consent of KPMG LLP (filed herewith).

       23.2         Consent of Jaeckle  Fleischmann  & Mugel,  LLP  (included in
                    Exhibit 5).

       24           Power of Attorney (included on signature page).

       99           EastGroup's    2005   Directors    Equity   Incentive   Plan
                    (incorporated by reference to Appendix B to the proxy material for the 2005 Annual Meeting of Stockholders).